EXHIBIT 99.1

NGP Capital Resources Company Announces Second Quarter 2010 Financial Results and Portfolio Activity

HOUSTON, Aug. 9, 2010 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (Nasdaq:NGPC) (the "Company") today announced its financial results for the second quarter ended June 30, 2010.

Highlights for the quarter ended June 30, 2010:

Stockholders' equity: $241.7 million

Net asset value per share: $11.18

Operating Results:

Net increase in stockholders' equity (net assets) from operations: $3.9 million

Net investment income: $3.3 million

Net unrealized gain (loss) on investments: $0.6 million

Dividends declared per common share: $0.17

Portfolio and Investment Activity:

Total invested in portfolio companies at June 30, 2010: $237.1 million

Number of portfolio companies at June 30, 2010: 15

Portfolio and Investment Activity

The Company did not add any new companies to its portfolio during the second quarter of 2010. At June 30, 2010, the Company's targeted investment portfolio consisted of fifteen portfolio companies totaling $237.1 million. The Company had commitments to fund an additional $5.4 million on total committed amounts of $242.5 million.

The weighted average yield on targeted portfolio investments, exclusive of capital gains, was 7.28% at June 30, 2010. The weighted average yield on investments in corporate notes was 5.82%, and the weighted average yield on investments in cash and cash equivalents was 0.51%. The weighted average yield on the Company's total capital invested at June 30, 2010 was 5.21%.

Operating Results – Three months ended June 30, 2010

Investment income totaled $6.0 million for the quarter ended June 30, 2010, with $5.2 million attributable to interest from the Company's targeted portfolio investments and $0.8 million net income attributable to investments in corporate notes, cash equivalents and fee income from third parties and affiliates.  Operating expenses for the quarter ended June 30, 2010 were $3.0 million and included $1.4 million of advisory and management fees, $0.3 million of interest expense and credit facility fees and $1.3 million of general and administrative expenses. The resulting net investment income, including a $0.2 million benefit for income taxes, was $3.3 million.

For the three months ended June 30, 2010, the Company experienced net unrealized appreciation before income taxes of $0.9 million, consisting of a $0.7 million increase in targeted portfolio fair value and a $0.2 million increase in the fair value of corporate notes. The increase in targeted portfolio fair value was largely a result of changes in the estimated current market values of underlying assets.

Overall, the Company had a net increase in stockholders' equity (net assets) resulting from operations of $3.9 million, or $0.18 per common share, for the three months ended June 30, 2010 and dividends declared during the period of $0.17 per common share, resulting in stockholders' equity (net assets) per common share of $11.18 as of  June 30, 2010.

Conference Call at 11:00 a.m. Eastern Time on August 9, 2010

The Company invites all interested persons to participate in its conference call on August 9, 2010 at 11:00 a.m. Eastern Time. The dial-in number for the call is (877) 303-7617. International callers should dial (760) 666-3609.

The Company will maintain an audio replay of the call from 2:00 p.m. Eastern Time on August 9, 2010 through midnight August 15, 2010. The replay dial-in number is (800) 642-1687. International callers should dial (706) 645-9291. The replay pass code is 89321430. The call will also be accessible via the internet, on our Investor Relations page at www.ngpcrc.com.

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED BALANCE SHEETS

	June 30, 2010	December 31, 2009
	(Unaudited)
Assets
Investments in portfolio securities at fair value
Control investments - majority owned
(cost: $123,222,644 and $118,590,412, respectively)	$ 76,995,176	$ 72,449,620
Affiliate investments
(cost: $32,982,230 and $30,727,367, respectively)	33,644,517	31,578,945
Non-affiliate investments
(cost: $79,260,905 and $92,832,647, respectively)	76,941,300	86,965,378
Investments in corporate notes at fair value
(cost: $11,514,860 and $11,539,564, respectively)	9,555,858	9,062,200
Investments in commodity derivative instruments at fair value
(cost: $0 and $30,100, respectively)	--	49,000
Total investments	197,136,851	200,105,143

Cash and cash equivalents	105,350,492	108,288,217
Accounts receivable and other current assets	2,153,923	2,115,663
Interest receivable	1,382,013	1,241,609
Prepaid assets	1,600,885	2,201,468
Deferred tax assets	2,961,948	2,979,209
Total current assets	113,449,261	116,826,166

Total assets	$ 310,586,112	$ 316,931,309

Liabilities and stockholders' equity (net assets)
Current liabilities
Accounts payable and accrued expenses	$ 713,571	$ 1,098,414
Management and incentive fees payable	1,423,830	1,415,866
Dividends payable	3,676,794	3,676,794
Income taxes payable	33,613	62,321
Total current liabilities	5,847,808	6,253,395

Deferred tax liabilities	3,035,242	3,002,366
Long-term debt	60,000,000	67,500,000

Total liabilities	68,883,050	76,755,761

Commitments and contingencies

Stockholders' equity (net assets)
Common stock, $.001 par value, 250,000,000 shares authorized;
21,628,202 shares issued and outstanding	21,628	21,628
Paid-in capital in excess of par	295,174,063	295,174,063
Undistributed net investment income (loss)	(6,592,176)	(4,944,530)
Undistributed net realized capital gain (loss)	(18,613)	--
Net unrealized appreciation (depreciation) of portfolio securities,
corporate notes and commodity derivative instruments	(46,881,840)	(50,075,613)

Total stockholders' equity (net assets)	241,703,062	240,175,548

Total liabilities and stockholders' equity (net assets)	$ 310,586,112	$ 316,931,309

Net asset value per share	$ 11.18	$ 11.10

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Investment income
Interest and dividend income:
Control investments - majority owned	$ 1,095,924	$ --	$ 2,195,903	$ --
Affiliate investments	899,981	1,445,090	1,732,894	2,801,166
Non-affiliate investments	3,379,706	4,927,247	6,557,247	9,765,710
Royalty income (loss), net of amortization:
Control investments - majority owned	459,974	42,343	754,785	65,679
Non-affiliate investments	(444,619)	(2,816,146)	(962,675)	(3,733,783)
Commodity derivative income, net of expired options	--	1,880,229	16,079	5,054,081
Other income	640,000	57,940	930,000	116,739

Total investment income	6,030,966	5,536,703	11,224,233	14,069,592

Operating expenses
Management and incentive fees	1,423,830	1,647,178	2,762,399	3,481,026
Professional fees	221,672	319,899	486,976	486,626
Insurance expense	185,658	199,959	371,316	400,180
Interest expense and fees	304,118	1,096,709	617,181	2,094,551
Other general and administrative expenses	843,568	745,591	1,789,988	1,542,539

Total operating expenses	2,978,846	4,009,336	6,027,860	8,004,922

Net investment income before income taxes	3,052,120	1,527,367	5,196,373	6,064,670

Benefit for income taxes	222,496	8,702	509,570	12,993

Net investment income	3,274,616	1,536,069	5,705,943	6,077,663

Net realized capital gain (loss) on investments
Net realized capital gain (loss) on portfolio securities,
and corporate notes:
Control investments - majority owned	--	(350,000)	--	(350,000)
Non-affiliate investments	--	296,037	--	296,037
Benefit (provision) for taxes on capital gain (loss)	(9,462)	119,000	(18,613)	119,000

Total net realized capital gain (loss) on investments	(9,462)	65,037	(18,613)	65,037

Net unrealized gain (loss) on investments
Net increase (decrease) in unrealized appreciation
(depreciation) on portfolio securities, corporate
notes and commodity derivative instruments:
Control investments - majority owned	(93,176)	(669,376)	(86,675)	(4,745,039)
Affiliate investments	(748,010)	388,484	(189,291)	594,228
Non-affiliate investments	1,733,136	(4,148,448)	4,047,125	(24,838,561)
Benefit (provision) for taxes on unrealized gain (loss)	(284,237)	255,000	(577,386)	1,640,826

Total net unrealized gain (loss) on investments	607,713	(4,174,340)	3,193,773	(27,348,546)

Net increase (decrease) in stockholders' equity
(net assets) resulting from operations	$ 3,872,867	$ (2,573,234)	$ 8,881,103	$ (21,205,846)

Net increase (decrease) in stockholders' equity (net assets)
resulting from operations per common share	$ 0.18	$ (0.12)	$ 0.42	$ (0.98)

	For The Three Months Ended		For The Six Months Ended
Per Share Data	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Net asset value, beginning of period	$ 11.17	$ 11.09	$ 11.10	$ 12.15

Net investment income	0.15	0.07	0.26	0.28
Net realized and unrealized gain (loss) on portfolio securities,
corporate notes and commodity derivative instruments	0.03	(0.19)	0.16	(1.26)
Net increase (decrease) in stockholders' equity (net assets)
resulting from operations	0.18	(0.12)	0.42	(0.98)

Net asset value before dividends	11.35	10.97	11.52	11.17

Dividends declared	(0.17)	(0.12)	(0.34)	(0.32)

Net asset value, end of period	$ 11.18	$ 10.85	$ 11.18	$ 10.85

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management, L.L.C. NGP Energy Capital Management, L.L.C., based in Irving, Texas, is a leading investment firm with over $9.5 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

The NGP Capital Resources Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4362

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com), Dan Schockling (dschockling@ngpcrc.com), Hans Hubbard (hhubbard@ngpcrc.com), or Chris Ryals (cryals@ngpcrc.com), 713-752-0062.

CONTACT:  NGP Capital Resources Company
          Investor Relations Contact:
          Steve Gardner
          713-752-0062
          investor_relations@ngpcrc.com